AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT


                  THIS AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT is made as of April 17, 2003, by and between CALIFORNIA DAILY TAX FREE INCOME FUND, INC., a Maryland corporation (the "Fund"), on behalf of the CIBC World Markets California Tax Exempt Fund Class Shares ("CIBC Shares"), and REICH & TANG DISTRIBUTORS, INC. (the "Distributor").

                           W I T N E S S E T H:

                  WHEREAS, the Fund and the Distributor are parties to that certain Shareholder Servicing Agreement, dated as of July 25, 2002 (the "Shareholder Servicing Agreement"), pursuant to which the Distributor serves as shareholder serving agent for the CIBC shares of the Fund; and

                  WHEREAS, the Fund and the Distributor desire to amend the Shareholder Servicing Agreement to modify the term of the Shareholder Servicing Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. Paragraph 6 of the Shareholder Servicing Agreement is hereby amended by modifying the annual expiration date to September 30 of each successive contract year (each twelve-month period computed from October 1); and

                  2. The Shareholder Servicing Agreement, as expressly amended hereby, shall continue in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT as of the day and year first above written.


                                     CALIFORNIA DAILY TAX FREE INCOME
                                     FUND, INC.


                                     By: /s/ Rosanne Holtzer
                                         -------------------
                                         Name: Rosanne Holtzer
                                         Title:Secretary

                                     REICH & TANG DISTRIBUTORS, INC.


                                      By: /s/ Richard De Sanctis
                                          ----------------------
                                          Name: Richard De Sanctis
                                          Title:Executive Vice President and
                                                Chief Financial Officer